       As filed with the Securities and Exchange Commission on July 7, 1999

                                                         Exhibit Index on Page 5

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 27, 1999

Commission File Number: 1-11954

                              VORNADO REALTY TRUST
             (Exact name of registrant as specified in its charter)

            MARYLAND                                           22-1657560
(State or other jurisdiction of incorporation)              (I.R.S. employer
                                                         identification number)

PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY                07663
    (Address of principal executive offices)                  (Zip Code)

                                 (201) 587-1000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

ITEMS 1 - 4. NOT APPLICABLE.

ITEM 5. OTHER EVENTS.

ISSUANCE OF SERIES D-2 PREFERRED UNITS BY VORNADO REALTY L.P.

       On May 27, 1999, Vornado Realty L.P., a Delaware limited partnership through which Vornado Realty Trust conducts its business (the "Operating Partnership"), sold approximately $27.5 million of Series D-2 Preferred Units of limited partnership interest (the "Series D-2 Preferred Units") to an institutional investor in a private placement.

       The Series D-2 Preferred Units are perpetual and may be redeemed without penalty in whole or in part by the Operating Partnership at any time on or after May 27, 2004 for cash equal to $50 per Series D-2 Preferred Unit and any accumulated and unpaid distributions owing in respect of the Series D-2 Preferred Units being redeemed. At any time on or after the Series D-2 Effective Date (as defined below), holders of Series D-2 Preferred Units will have the right to have their Series D-2 Preferred Units redeemed by the Operating Partnership for (i) cash equal to $50 for each Series D-2 Preferred Unit and any accumulated and unpaid distributions owing in respect of the Series D-2 Preferred Units being redeemed or (ii) at the option of Vornado Realty Trust, one 8.375% Series D-2 Cumulative Redeemable Preferred Share of Beneficial Interest, no par value (the "Series D-2 Preferred Shares"), of Vornado Realty Trust for each Series D-2 Preferred Unit redeemed. The "Series D-2 Effective Date" means the sooner of (i) May 27, 2009, (ii) the first business day following any period in which the Operating Partnership has failed to make full distributions in respect of the Series D-2 Preferred Units for six quarters, whether or not consecutive, (iii) the first business day following receipt by the holder of the Series D-2 Preferred Units of either notice from Vornado Realty Trust, or an opinion of counsel, that the Operating Partnership is or likely is a "publicly-traded partnership," as defined in the Internal Revenue Code of 1986, as amended, and (iv) the first business day following the date on which the institutional investor to which the Series D-2 Preferred Units were issued reasonably determines that there is an imminent and substantial risk that the Series D-2 Preferred Units held by it represent or will represent 19.5% or more of the total profits or capital interests in the Operating Partnership for a taxable year.

       The Series D-2 Preferred Shares will be perpetual and will be redeemable at the option of Vornado Realty Trust at any time on and after May 27, 2004 for cash equal to $50 per Series D-2 Preferred Share plus dividends accumulated and unpaid prior to the date of redemption. No Series D-2 Preferred Shares are now outstanding. Vornado Realty Trust and the purchaser of the Series D-2 Preferred Units have entered into a registration rights agreement with respect to the Series D-2 Preferred Shares that may be issued upon redemption of Series D-2 Preferred Units.

ITEM 6.  NOT APPLICABLE.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       The following exhibits are furnished in accordance with the provisions of
Item 601 of Regulation S-K:

Exhibit No.                Description
-----------                -----------

3.1                        Articles Supplementary to Declaration of
                           Trust of Vornado Realty Trust with respect to the Series D-2 Preferred Shares, dated May
                           27, 1999, as filed with the State Department of Assessments and Taxation of Maryland on May 27, 1999.

3.2                        Sixth Amendment to Second Amended and
                           Restated Agreement of Limited Partnership of
                           Vornado Realty L.P., dated as of March 17,
                           1999.

3.3                        Seventh Amendment to Second Amended and
                           Restated Agreement of Limited Partnership of
                           Vornado Realty L.P., dated as of May 20,
                           1999.

3.4                        Eighth Amendment to Second Amended and
                           Restated Agreement of Limited Partnership of
                           Vornado Realty L.P., dated as of May 27,
                           1999.


ITEM 8. NOT APPLICABLE.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VORNADO REALTY TRUST
                                  (Registrant)

                              By: /s/ Irwin Goldberg
                                 -----------------------------

                                 Name: Irwin Goldberg
                                 Title:  Vice President -
                                         Chief Financial Officer

Date: July  7, 1999

                                Index to Exhibits


Exhibit                            Description
No.

3.1 Articles Supplementary to Declaration of Trust of Vornado Realty Trust with respect to the Series D-2 Preferred Shares, dated as of May 27, 1999, as filed with the State Department of Assessments and Taxation of Maryland on May 27, 1999

3.2 Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of March 17, 1999.

3.3 Seventh Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 20, 1999.

3.4 Eighth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 27, 1999.